Exhibit 99.1

                        LEVEL JUMP FINANCIAL GROUP, INC.

         121 RICHMOND ST. WEST 7TH FLOOR TORONTO ONTARIO CANADA M5H 2K1
                          T 416.777.0477 F 416.777.1911


               Level Jump Board of Directors Announces Stock Sale

NEW YORK - November 14, 2000 - The Board of Directors of Level Jump Financial Group, Inc. (OTC-BB: LJMP) announced today that on November 2, 2000, a group of shareholders including the four directors of Level Jump agreed to sell 5,949,750 existing shares of common stock of the company in a private sale to a Texas based venture capital and financing company. This sale represents 72% of the issued and outstanding common stock of the company. The sale is subject to a number of conditions prior to closing, which is anticipated to be no later than February 15, 2001. If the sale closes, the existing Board of Directors and management will be replaced by persons appointed by the new majority owner.

Contact

Barry Price, 800/797-5683
E-mail: barryp@thestockpage.com

Statements in this Press Release that are not purely historical are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding LJMP's expectations, hopes, beliefs, intentions or strategies regarding the future generally, LJMP's growth strategy, future sales and anticipated trends in LJMP's business. All forward looking statements included in this Press Release are based on information known to LJMP on the date hereof, and LJMP assumes no obligation to update any such forward looking statements. It is important to note that actual results could differ materially from those in such forward looking statements as a result of a number of factors, most of which are out of the control of LJMP, including, but not limited to, LJMP's early stage of development.